UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2011

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53291
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

1781 Larkspur Drive, Golden, CO 80401
(Address of principal executive offices and Zip Code)

(303) 526-5100
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Lake Victoria Mining Company, Inc. (“we”, “us”, “our” or the “Company”), entered into a debt settlement and subscription agreement dated as of February 24, 2011 with Roger Newell, a director of the Company, pursuant to which we issued 145,833 shares of our common stock at a deemed price of $0.24 per share in settlement of $35,000 of outstanding debt owed by our company to Roger Newell. The shares were issued pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

A copy of the debt settlement and subscription agreement is attached as exhibit 10.1 to this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

Effective March 7, 2011, we issued 20,000,000 units at a price of $0.15 per unit for gross proceeds of $3,000,000. Each unit consisted of one share of common stock and one share purchase warrant entitling the warrant holder to purchase an additional share of common stock at a price of $0.30 per share for a period of six months from closing. We issued an aggregate of 2,963,333 units to 9 subscribers that each represented that they were not a US person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction pursuant to Regulation S and/or Section 4(2) of the Securities Act of 1933. We issued an additional 17,036,667 units to 23 U.S. persons, who represented that they were accredited investors (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. Proceeds of the private placement are intended to be applied to the Company's ongoing work program on its gold prospects, continued exploration for new projects and general working capital.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Subscription Agreement for non US Subscribers.

10.2	Form of Subscription Agreement for US Subscribers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE VICTORIA MINING COMPANY, INC.

By:  /s/ David Kalenuik
        David Kalenuik
        President
        Dated: March 11, 2011